Exhibit 10.2

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 6, 2015, to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 25, 2014, is by and among Nabors Industries Ltd., a Bermuda exempted company (“Navy”), Nabors Red Lion Limited, a Bermuda exempted company (“Red Lion”), C&J Energy Services, Inc., a Delaware corporation (“Penny”), Nabors CJ Merger Co., a Delaware corporation (“Merger Sub”) and CJ Holding Co., a Delaware corporation (“USHC”).

WHEREAS, the parties have heretofore entered into the Merger Agreement, which provides for, among other things, the merger of Merger Sub with and into Penny, with Penny continuing as the surviving corporation; and

WHEREAS, the parties desire to amend certain provisions of the Merger Agreement and Section 9.12 of the Merger Agreement provides for the amendment of the Merger Agreement from time to time.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Merger Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Terms used herein and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

2. Representations and Warranties of Penny. The first sentence of Section 4.1(z) of the Merger Agreement is hereby amended and restated in its entirety as follows:

Penny has delivered to Navy a true and complete copy of the Amended and Restated Commitment Letter dated July 15, 2014, as amended on November 19, 2014 by and among Penny, Citigroup Global Markets Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Capital One, N.A., Capital One Securities, Inc., Comerica Bank, Amegy Bank National Association, Regions Bank, Regions Capital Markets, a division of Regions Bank, The Bank of Nova Scotia, DNB Capital LLC and DNB Markets, Inc. (the “Red Lion Commitment Letter”), pursuant to which the lenders party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein to USHC (the “Red Lion Financing”) for use in connection with the Red Lion Restructuring and the Note Repayment.

3. Representations and Warranties of Navy. The second sentence of Section 4.2(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

Immediately prior to the completion of the Red Lion Restructuring, the authorized share capital of Red Lion shall be US$8,000,000 consisting of 750 million common shares and 50 million preferred shares.

4. Red Lion Financing. The final sentence of Section 6.13(a) of the Merger Agreement is hereby amended by replacing the reference to “$938,070,225” with “$688,070,225”.

5. Tax Matters. Sections 6.19(a) and 6.19(b) of the Merger Agreement are hereby amended and restated, and a new Section 6.19(c) is hereby inserted immediately after Section 6.19(b) (with current Section 6.19(c) being re-lettered as Section 6.19(d)), as follows:

(a) Restructuring Tax Opinion. Navy and Red Lion, on the one hand, and Penny, on the other hand, shall cooperate with each other in obtaining, and shall use their respective reasonable best efforts to obtain, a tax opinion from Deloitte Tax LLP (“Navy Tax Counsel”) to Navy, Red Lion and Blue, dated as of the Closing Date, in form and substance reasonably satisfactory to Navy (and any similar opinion to be attached as an exhibit to the Form S-4), substantially to the effect that, for U.S. federal income tax purposes, (i) the distribution of Blue by Nabors Industries, Inc., a Delaware corporation, to Nabors International Finance Inc., a Delaware corporation (“NIFI”), and (ii) the distribution of Blue by NIFI to Nabors Blue Shield Ltd., a Bermuda exempted company (the “NIFI Distribution”), should each qualify as a distribution to which Section 355 of the Code applies, but, in the case of the NIFI Distribution, subject to the possible application of Section 355(d) of the Code (the “Restructuring Tax Opinion”). Each of Navy, Red Lion and Blue shall use its reasonable best efforts to deliver to Navy Tax Counsel for purposes of the Restructuring Tax Opinion a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer of Navy, Red Lion or Blue, as applicable, and containing representations of Navy, Red Lion or Blue, as applicable, in each case, as shall be reasonably necessary or appropriate to enable Navy Tax Counsel to render the Restructuring Tax Opinion.

(b) Merger Tax Opinion. Navy and Red Lion, on the one hand, and Penny, on the other hand, shall cooperate with each other in obtaining, and shall use their respective reasonable best efforts to obtain, a tax opinion from Fried, Frank, Harris, Shriver & Jacobson LLP (“Penny Tax Counsel”) to Penny, dated as of the Closing Date, in form and substance reasonably satisfactory to Penny (and any similar opinion to be attached as an exhibit to the Form S-4), substantially to the effect that for U.S. federal income tax purposes it is more likely than not that (i) the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and (ii) Red Lion qualifies as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with the Merger (other than a transfer by a shareholder that would be a “five-percent transferee shareholder” (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of Red Lion immediately following the Merger that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulation Section 1.367(a)-8(c)) (the “Merger Tax Opinion”). Each of Navy, Red Lion, Blue and Penny shall use its reasonable best efforts to deliver to Penny Tax

Counsel for purposes of the Merger Tax Opinion a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer of Navy, Red Lion, Blue or Penny, as applicable, and containing representations of Navy, Red Lion, Blue or Penny, as applicable, in each case, as shall be reasonably necessary or appropriate to enable Penny Tax Counsel to render the Merger Tax Opinion.

(c) Gain Recognition Agreements. Promptly following the Closing, Penny will use its reasonable efforts to identify each 5% transferee shareholder (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) and will advise each 5% transferee shareholder of the requirement to enter into a “gain recognition agreement” as described in, and in accordance with, Treasury Regulation 1.367(a)-8 in order to defer recognition of gain, if any, in connection with the Merger.

6. Effect of Termination. Section 8.2(b)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(i) if Navy shall terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(i), then Penny shall pay the sum of $65 million (the “Penny Termination Fee”) on the second Business Day following such termination; provided, however, that if Navy fails to deliver the Red Lion Required Information to Penny on or before the close of business on March 3, 2015, and Navy terminates this Agreement pursuant to Section 8.1(i), Penny shall have no obligation to pay, and Navy shall not be entitled to receive, the Penny Termination Fee.

7. References. Each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement, and all references in the Separation Agreement to “the Merger Agreement,” shall mean and be a reference to the Merger Agreement as amended by this Amendment. All references in the Merger Agreement to “the date hereof” or “the date of this Agreement” shall refer to June 25, 2014.

8. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly amended and or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Merger Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

9. Counterparts; Effectiveness. This Amendment may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

10. Other Miscellaneous Terms. The provisions of Article IX of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

NABORS RED LION LIMITED

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Director

C&J ENERGY SERVICES, INC.

By:	/s/ Josh Comstock
Name: Josh Comstock
Title: Chief Executive Officer, Chairman

NABORS CJ MERGER CO.

By:	/s/ Clark Wood
Name: Clark Wood
Title: President

CJ HOLDING CO.

By:	/s/ Clark Wood
Name: Clark Wood
Title: President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]